Exhibit 99.2

FOR THE 2015 SPECIAL MEETING OF WARRANTHOLDERS OF
SILVER EAGLE ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned hereby appoints James A. Graf and Jeff Sagansky (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the warrants that the undersigned is entitled to vote (the “Warrants”) at the 2015 Special Meeting of Warrantholders of Silver Eagle Acquisition Corp., (the “Company”) to be held on [           ] at [                               ] a.m., Eastern Time, and at any adjournments and/or postponements thereof. Such Warrants shall be voted as indicated with respect to the proposals listed and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE WARRANTS REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED WARRANTHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

Please mark vote as indicated A [v] in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

(1)	To approve an amendment to the warrant agreement that governs all of Silver Eagle’s warrants to provide that, upon consummation of the contribution by Silver Eagle to Videocon d2h Limited, each outstanding Silver Eagle warrant will be exchanged for cash in the amount of $1.00.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2)	To approve the adjournment of the special meeting of public warrantholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting of public warrantholders, there are not sufficient votes to approve Proposal 1.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:	, 2015

Signature

Signature (If held jointly)

When warrants are held by joint tenants, both joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
A vote to abstain will have the same effect as a vote AGAINST proposals 1 and 2 (as applicable). The warrants represented by this proxy, when properly executed, will be voted in the manner directed herein by the warrantsholder(s) signatory hereto. If no direction is made, this proxy will be voted FOR each of proposals 1 and 2 (as applicable). If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion.